Exhibit 3.240

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “POTTSTOWN HOSPITAL COMPANY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTEENTH DAY OF MAY, A.D. 2003, AT 6:42 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF NOVEMBER, A.D. 2003, AT 7:04 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2007, AT 12:08 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “POTTSTOWN HOSPITAL COMPANY, LLC”.

3657514 8100H 111142026	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9120147 DATE: 10–27–11

State of Delaware Secretary of State Division of Corporations Delivered 06:42 PM 05/12/2003 FILED 06:42 PM 05/13/2003 SRV 030307222 – 3657514 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Pottstown Hospital Company, LLC.

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Rd., Ste. 400 in the City of Wilmington.

The name of its Registered agent at such address is Corporation Service Company.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Pottstown Hospital Company, LLC this 12 day of May    , 2003.

BY:	/s/ Robin Joi Keck
Authorized Person(s)

NAME:	Robin Joi Keck
Type or Print

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

POTTSTOWN HOSPITAL COMPANY, LLC

POTTSTOWN HOSPITAL COMPANY, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is POTTSTOWN HOSPITAL COMPANY, LLC

2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901.”

Executed on OCTOBER 23, 2003.

/s/ Kimberly A. Wright, ASST. SEC.
Kimberly A. Wright, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:33 PM 11/05/2003 FILED 07:04 PM 11/05/2003 SRV 030712453 – 3657514 FILE

State of Delaware Secretary of State Division of Corporations Delivered 01:50 PM 09/26/2007 FILED 12:08 PM 09/26/2007 SRV 071054246 – 3657514 FILE

Certificate of Amendment to Certificate of Formation

of

POTTSTOWN HOSPITAL COMPANY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

POTTSTOWN HOSPITAL COMPANY, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on September 14, 2007

/s/ Rachel A. Seifert,
Name:	Rachel A. Seifert
Title:	Authorized Person

DELL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)